Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports First Quarter 2019 Earnings, Continues Strong Organic Growth in Loans and Deposits

FAIRMONT, W.Va., May 1, 2019 – MVB Financial Corp. (the “Company”) (NASDAQ: MVBF) reported net income of $3.2 million, or $0.26 basic and diluted earnings per share for the three months ended March 31, 2019, an increase of 6.4% compared to $3.0 million, or $0.25 basic and $0.24 diluted earnings per share for the three months ended December 31, 2018, and an increase of 23.1% compared to $2.6 million, or $0.24 basic and $0.23 diluted earnings per share, for the three months ended  March 31, 2018.

Noninterest-bearing deposits increased $22.5 million, or 10.5%, from December 31, 2018, and increased $93.3 million, or 65.3%, from March 31, 2018, to a balance of $236.1 million as of March 31, 2019. The growth in noninterest-bearing deposits was primarily driven by MVB’s strategy to focus on Fintech and specialty deposits. As of March 31, 2019, noninterest-bearing deposits were 16.5% of total deposits, compared to 16.3% as of December 31, 2018, and 12.4% as of March 31, 2018.

For the three months ended March 31, 2019, loans increased $36.9 million, or 2.8%, to $1.3 billion, from December 31, 2018, which represents an annualized increase of 11.3%. The increase in loans has been driven by strong growth in MVB’s West Virginia markets and expansion in Northern Virginia. In addition to the increase in loan volume during the quarter, loan yields increased 2 basis points.

MANAGEMENT OVERVIEW
“We are very pleased with First Quarter 2019 performance results, which continued strong organic growth in loans and deposits, especially noninterest-bearing deposits. MVB has focused on our true financial north star, which is earnings per share (EPS) driven by three major factors: net interest margin (NIM), noninterest income (NII) and noninterest expense (NIE),” said Larry F. Mazza, CEO and President, MVB Financial. “Although it is said that ‘culture eats strategy for breakfast,’ we believe that both are necessary ingredients for success. MVB’s corporate culture and our MVB 3.0 strategy provide a strong

Exhibit 99.1
foundation for the future and enable us to help our trusted partners, including our shareholders, customers, team members and communities, succeed.”

FIRST QUARTER 2019 HIGHLIGHTS
•Loans of $1.3 billion as of March 31, 2019, increased $36.9 million, or 2.8%, from December 31, 2018, and increased $184.0 million, or 15.9%, from March 31, 2018.
•Assets of $1.8 billion as of March 31, 2019, increased $38.9 million, or 2.2%, from December 31, 2018, and increased $208.4 million, or 13.2%, from March 31, 2018.
•Deposits of $1.4 billion as of March 31, 2019, increased $121.5 million, or 9.3%, from December 31, 2018, and increased $276.8 million, or 24.0% from March 31, 2018. Noninterest-bearing deposits of $236.1 million as of March 31, 2019, increased $22.5 million, or 10.5%, from December 31, 2018, and increased $93.3 million, or 65.3%, from March 31, 2018.
•Net interest income of $14.0 million for the quarter ended March 31, 2019, decreased $438 thousand, or 3.0%, from the quarter ended December 31, 2018, and increased $2.5 million, or 21.9% from the quarter ended March 31, 2018. Net interest margin of 3.45% for the quarter ended March 31, 2019, decreased 9 basis points versus the quarter ended December 31, 2018, and increased 16 basis points versus the quarter ended March 31, 2018.
•Noninterest income of $8.8 million for the quarter ended March 31, 2019, increased $470 thousand, or 5.7%, from the quarter ended December 31, 2018, and decreased $274 thousand, or 3.0%, from the quarter ended March 31, 2018.
•Noninterest expense of $18.4 million for the quarter ended March 31, 2019, decreased $25 thousand, or 0.1%, from the quarter ended December 31, 2018, and increased $1.7 million, or 10.2%, from the quarter ended March 31, 2018.

LOANS
Loans totaled $1.3 billion as of March 31, 2019, an increase of $36.9 million, or 2.8%, from December 31, 2018, and an increase of $184.0 million, or 15.9%, from March 31, 2018. The growth in loans is attributable to organic growth and the addition of commercial lenders within the Company’s primary lending areas. The yield on loans was 5.20% as of the quarter ended March 31, 2019, an increase of 2 basis points from the quarter ended December 31, 2018, and an increase of 52 basis points from the quarter ended March 31, 2018. The increase in yields is driven both by Fed rate increases and a focus on commercial loans to increase loan yields.

Exhibit 99.1
DEPOSITS
Deposits totaled $1.4 billion as of March 31, 2019, and increased $121.5 million, or 9.3%, from December 31, 2018, while increasing $276.8 million, or 24.0%, from March 31, 2018. Noninterest-bearing deposits totaled $236.1 million as of March 31, 2019, or 16.5%, of the total deposit base, an increase of $22.5 million, or 10.5%, from December 31, 2018, and an increase of $93.3 million, or 65.3%, from March 31, 2018. Noninterest-bearing deposits remain a core funding source for the Company. Of the $236.1 million in noninterest-bearing deposits, balances of $62.9 million are related to Fintech opportunities and balances of $33.4 million are related to Title business opportunities. Total Fintech deposits are $75.7 million and total Title business deposits are $49.6 million as of March 31, 2019.

NET INTEREST INCOME
Net interest income for the quarter ended March 31, 2019, was $14.0 million, a decrease of $438 thousand, or 3.0%, from the quarter ended December 31, 2018, and an increase of $2.5 million, or 21.9%, from the quarter ended March 31, 2018. Net interest margin for the quarter ended March 31, 2019 was 3.45%, a decrease of 9 basis points versus the quarter ended December 31, 2018, and an increase of 16 basis points versus the quarter ended March 31, 2018.  A decrease of $279 thousand in loan fees for the quarter ended March 31, 2019 versus the quarter ended December 31, 2018 caused an approximate 8 basis point decrease in loan yield and 7 basis point decrease in net interest margin. The remaining difference is due to the higher cost of deposits driven by the timing of acquiring and onboarding Fintech deposits.

Interest income increased 0.2% during the quarter ended March 31, 2019, compared to the quarter ended December 31, 2018, due to an increase of 4 basis points in the yield on earning assets, and increased 30.4% compared to the quarter ended March 31, 2018, due to an increase of 53 basis points in the yield on earning assets. The increase in the yield on earning assets compared to the quarter ended December 31, 2018, was the result of a 6-basis point increase in real estate loans and a 5-basis point increase in taxable investment securities. The increase in the yield on earning assets compared to the quarter ended March 31, 2018, was the result of a 69-basis point increase in commercial loans.

Interest expense increased 9.2% during the quarter ended March 31, 2019, compared to the quarter ended December 31, 2018, due to an increase of 15 basis points in the cost of interest-bearing liabilities, and increased 57.5% compared to the quarter ended March 31, 2018, due to an increase of 52 basis points in the cost of interest-bearing liabilities. The increase in the cost of interest-bearing liabilities compared to the quarter ended December 31, 2018, was the result of a 13-basis point increase in money

Exhibit 99.1
market checking, a 19-basis point increase in CDs and a 20-basis point increase in FHLB and other borrowings. The increase in the cost of interest-bearing liabilities compared to the quarter ended March 31, 2018, was the result of a 68-basis point increase in money market checking, a 63-basis point increase in CDs and a 103-basis point increase in FHLB and other borrowings.

ASSET QUALITY
Provision for loan losses was $300 thousand for the quarter ended March 31, 2019. This was an $8 thousand, or 2.7%,  increase from the quarter ended December 31, 2018, due to a 2.8% increase in loans. Provision decreased $174 thousand from the quarter ended March 31, 2018, with a 15.9% increase in loans. The decrease in loan loss provision is attributable to a $14.9 million decrease in loan volume during the quarter ended  March 31, 2019 compared to during the quarter ended March 31, 2018, as well as decreased net charge-offs for the quarter ended March 31, 2019, compared to the quarter ended March 31, 2018. Nonperforming loans decreased $2.0 million, to 0.53%, of total loans as of March 31, 2019, compared to 0.54% of total loans as of December 31, 2018, and compared to 0.79% of total loans as of March 31, 2018. In addition, net charge-offs for the quarter ended March 31, 2019, decreased $795 thousand compared to the quarter ended December 31, 2018, and decreased $288 thousand compared to the quarter ended March 31, 2018. These decreases resulted in an annualized net loan charge-offs to total loans ratio of 0.00% as of March 31, 2019, compared to 0.24% as of December 31, 2018, and compared to 0.10% as of March 31, 2018.

NONINTEREST INCOME
Noninterest income totaled $8.8 million for the quarter ended March 31, 2019, an increase of $470 thousand, or 5.7%, from the quarter ended December 31, 2018, and a decrease of $274 thousand, or 3.0%, from the quarter ended March 31, 2018.

The $470 thousand increase in noninterest income from the quarter ended December 31, 2018, was due to an increase in the gain on derivatives of $1.2 million, an increase in income on bank-owned life insurance of $301 thousand and an increase in the holding gain on equity securities of $173 thousand. These increases were partially offset by a decrease in mortgage fee income of $1.0 million and a decrease in the gain on sale of securities of $118 thousand. The increase in gain on derivatives of $1.2 million was largely the result of an increase of 42.7% in the locked mortgage pipeline during the three months ended March 31, 2019, compared to a 27.8% decrease in the locked mortgage pipeline during the three months ended December 31, 2018. The decrease in mortgage fee income of $1.0 million was the result of a decrease of $66.5 million, or 20.9%, in the volume of mortgage loans sold.

Exhibit 99.1
The $274 thousand decrease in noninterest income from the quarter ended March 31, 2018, was primarily due to a decrease in the gain on sale of securities of $444 thousand, a decrease in commercial swap fee income of $333 thousand, a decrease in gain on the sale of portfolio loans of $157 thousand and a decrease in gain on derivatives of $134 thousand. These decreases were partially offset by an increase of $307 thousand in income on bank-owned life insurance and an increase of $210 thousand in the holding gain on equity securities. The decrease in gain on derivatives of $134 thousand was largely the result of an increase of 42.7% in the locked mortgage pipeline during the three months ended March 31, 2019, compared to an increase of 67.6% in the locked mortgage pipeline during the three months ended March 31, 2018.

NONINTEREST EXPENSE
Noninterest expense totaled $18.4 million for the quarter ended March 31, 2019, a decrease of $25 thousand, or 0.1%, from the quarter ended December 31, 2018, and an increase of $1.7 million, or 10.2%, from the quarter ended March 31, 2018.

The $1.7 million increase in noninterest expense from the quarter ended March 31, 2018, was primarily due to an increase in salaries and employee benefits expense of $1.3 million, an increase in data processing and communication expense of $153 thousand, an increase in occupancy and equipment expense of $206 thousand and an increase in insurance, tax and assessment expense of $115 thousand. These increases were partially offset by a decrease in marketing, contributions and sponsorships expense of $133 thousand.

SUBSEQUENT EVENT
As previously announced on April 29, 2019, the Company continues to carve a niche in the fintech industry by making strategic investments in fintech companies. To date, MVB has invested a total of $3.1 million in various fintech companies. After a recent valuation of MVB’s fintech investment portfolio, MVB intends to recognize a pre-tax gain on its equity investment of $13.5 million that will be recognized in the Second Quarter of 2019.

DIVIDEND
As previously announced on February 19, 2019, the Company declared a quarterly cash dividend of $0.035 per share to shareholders of record at the close of business on March 1, 2019, payable March 15,

Exhibit 99.1
2019. This was the first quarterly dividend for 2019 and includes a one-half cent, or 16.7% increase per share, compared to the previous quarter dividend of $0.03 per share.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Community Development Corporation, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Exhibit 99.1
Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1
MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly
	2019	2018	2018	2018	2018
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest income	$19,623	$19,586	$18,176	$16,944	$15,054
Interest expense	5,651	5,176	4,652	4,289	3,589
Net interest income	13,972	14,410	13,524	12,655	11,465
Provision for loan losses	300	292	1,069	605	474
Noninterest income	8,765	8,295	10,511	10,795	9,039
Noninterest expense	18,448	18,473	18,417	19,249	16,739
Income before income taxes	3,989	3,940	4,549	3,596	3,291
Income tax expense	797	941	970	765	697
Net income	$3,192	$2,999	$3,579	$2,831	$2,594
Preferred dividends	121	123	123	122	121
Net income available to common shareholders	$3,071	$2,876	$3,456	$2,709	$2,473

Earnings per share - basic	$0.26	$0.25	$0.30	$0.25	$0.24
Earnings per share - diluted	$0.26	$0.24	$0.29	$0.25	$0.23

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	March 31, 2019	December 31, 2018	March 31, 2018
Cash and cash equivalents	$17,958	$22,221	$23,630
Certificates of deposit with other banks	14,778	14,778	14,778
Investment securities	234,582	231,213	233,483
Loans held for sale	65,955	75,807	51,280
Loans	1,341,218	1,304,366	1,157,173
Allowance for loan losses	(11,242)	(10,939)	(10,067)
Net loans	1,329,976	1,293,427	1,147,106
Premises and equipment	25,922	26,545	26,477
Goodwill	18,480	18,480	18,480
Other assets	82,257	68,498	66,284
Total assets	$1,789,908	$1,750,969	$1,581,518

Deposits	$1,430,659	$1,309,154	$1,153,907
Borrowed funds	114,884	214,887	207,370
Other liabilities	63,493	50,155	69,820
Shareholders' equity	180,872	176,773	150,421
Total liabilities and shareholders' equity	$1,789,908	$1,750,969	$1,581,518

Exhibit 99.1
Reportable Segments
(Unaudited)

Three Months Ended March 31, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$18,327	$1,538	$1	$(243)	$19,623
Interest expense	4,754	993	285	(381)	5,651
Net interest income	13,573	545	(284)	138	13,972
Provision for loan losses	247	53	—	—	300
Net interest income after provision for loan losses	13,326	492	(284)	138	13,672

Noninterest Income:
Mortgage fee income	109	6,697	—	(136)	6,670
Other income	1,566	476	1,779	(1,726)	2,095
Total noninterest income	1,675	7,173	1,779	(1,862)	8,765

Noninterest Expenses:
Salaries and employee benefits	4,395	5,159	2,180	—	11,734
Other expense	5,352	2,025	1,061	(1,724)	6,714
Total noninterest expenses	9,747	7,184	3,241	(1,724)	18,448

Income (loss) before income taxes	5,254	481	(1,746)	—	3,989
Income tax expense (benefit)	1,054	146	(403)	—	797
Net income (loss)	$4,200	$335	$(1,343)	$—	$3,192
Preferred stock dividends	—	—	121	—	121
Net income (loss) available to common shareholders	$4,200	$335	$(1,464)	$—	$3,071

Three Months Ended December 31, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$17,990	$1,797	$2	$(203)	$19,586
Interest expense	4,164	1,140	323	(451)	5,176
Net interest income	13,826	657	(321)	248	14,410
Provision for loan losses	319	(27)	—	—	292
Net interest income after provision for loan losses	13,507	684	(321)	248	14,118

Noninterest income:
Mortgage fee income	141	7,809	—	(247)	7,703
Other income	1,427	(728)	1,663	(1,770)	592
Total noninterest income	1,568	7,081	1,663	(2,017)	8,295

Noninterest Expense:
Salaries and employee benefits	3,978	5,638	2,121	—	11,737
Other expense	5,278	2,042	1,185	(1,769)	6,736
Total noninterest expenses	9,256	7,680	3,306	(1,769)	18,473

Income (loss) before income taxes	5,819	85	(1,964)	—	3,940
Income tax expense (benefit)	1,333	23	(415)		941
Net income (loss)	$4,486	$62	$(1,549)	$—	$2,999
Preferred stock dividends	—	—	123	—	123
Net income (loss) available to common shareholders	$4,486	$62	$(1,672)	$—	$2,876

Exhibit 99.1

Three Months Ended March 31, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$13,838	$1,335	$1	$(120)	$15,054
Interest expense	2,674	727	558	(370)	3,589
Net interest income	11,164	608	(557)	250	11,465
Provision for loan losses	417	57	—	—	474
Net interest income after provision for loan losses	10,747	551	(557)	250	10,991

Noninterest income:
Mortgage fee income	140	6,673	—	(250)	6,563
Other income	1,780	517	1,553	(1,374)	2,476
Total noninterest income	1,920	7,190	1,553	(1,624)	9,039

Noninterest Expense:
Salaries and employee benefits	3,569	5,416	1,488	—	10,473
Other expense	4,559	2,122	959	(1,374)	6,266
Total noninterest expenses	8,128	7,538	2,447	(1,374)	16,739

Income (loss) before income taxes	4,539	203	(1,451)	—	3,291
Income tax expense (benefit)	978	53	(334)	—	697
Net income (loss)	$3,561	$150	$(1,117)	$—	$2,594
Preferred stock dividends	—	—	121	—	121
Net income (loss) available to common shareholders	$3,561	$150	$(1,238)	$—	$2,473

Exhibit 99.1
Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018			Three Months Ended March 31, 2018
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$7,546	$49	2.63%	$8,123	$45	2.17%	$3,883	$18	1.83%
CDs with other banks	14,778	73	2.00	14,778	74	1.99	14,778	72	1.97
Investment securities:
Taxable	139,692	879	2.55	146,488	924	2.50	154,430	895	2.35
Tax-exempt	92,417	837	3.67	79,906	723	3.59	75,556	655	3.51
Loans and loans held for sale: [1]
Commercial	951,836	12,594	5.37	924,547	12,518	5.37	775,764	8,943	4.68
Tax exempt	14,251	123	3.50	14,454	128	3.51	14,464	123	3.46
Real estate	411,639	4,941	4.87	415,502	5,039	4.81	360,744	4,190	4.71
Consumer	9,654	127	5.34	10,215	135	5.24	12,517	158	5.11
Total loans	1,387,380	17,785	5.20	1,364,718	17,820	5.18	1,163,489	13,414	4.68
Total earning assets	1,641,813	19,623	4.85	1,614,013	19,586	4.81	1,412,136	15,054	4.32
Less: Allowance for loan losses	(11,071)			(11,268)			(9,987)
Cash and due from banks	16,088			16,515			15,966
Other assets	112,301			109,146			102,645
Total assets	$1,759,131			$1,728,406			$1,520,760

Liabilities
Deposits:
NOW	$357,005	$729	0.83	$414,997	$865	0.83	$443,784	$762	0.70
Money market checking	297,607	1044	1.42	261,928	852	1.29	241,472	443	0.74
Savings	40,235	1	0.01	40,494	1	0.01	46,544	20	0.17
IRAs	17,826	79	1.80	17,937	78	1.73	17,691	62	1.43
CDs	428,610	2,270	2.15	384,540	1,902	1.96	269,286	1,011	1.52
Repurchase agreements and federal funds sold	14,206	14	0.40	15,573	6	0.15	20,605	19	0.37
FHLB and other borrowings	175,222	1,229	2.84	173,110	1,150	2.64	160,205	714	1.81
Subordinated debt	17,524	285	6.60	17,861	322	7.15	33,524	558	6.75
Total interest-bearing liabilities	1,348,235	5,651	1.70	1,326,440	5,176	1.55	1,233,111	3,589	1.18
Noninterest bearing demand deposits	214,541			217,527			129,385
Other liabilities	18,450			11,903			8,673
Total liabilities	1,581,226			1,555,870			1,371,169

Stockholders’ equity
Preferred stock	7,834			7,834			7,834
Common stock	11,659			11,633			10,525
Paid-in capital	116,925			116,254			99,110
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	49,161			46,852			38,004
Accumulated other comprehensive income	(6,590)			(8,953)			(4,798)
Total stockholders’ equity	177,905			172,536			149,591
Total liabilities and stockholders’ equity	$1,759,131			$1,728,406			$1,520,760

Net interest spread			3.15			3.26			3.14
Net interest income-margin		$13,972	3.45		$14,410	3.54		$11,465	3.29
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1
Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly
	2019	2018	2018	2018	2018
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Earnings and Per Share Data:
Net income	$3,192	$2,999	$3,579	$2,831	$2,594
Net income available to common shareholders	3,071	2,876	3,456	2,709	2,473
Earnings per share - basic	0.26	0.25	0.30	0.25	0.24
Earnings per share - diluted	0.26	0.24	0.29	0.25	0.23
Cash dividends paid per common share	0.035	0.030	0.030	0.025	0.025
Book value per common share	14.90	14.55	14.13	13.93	13.53
Tangible book value per common share	13.26	12.92	12.48	12.25	11.72
Weighted average shares outstanding - basic	11,607,543	11,582,378	11,416,202	10,634,805	10,474,138
Weighted average shares outstanding - diluted	13,177,281	12,772,222	13,113,259	11,502,148	12,714,353

Performance Ratios:
Return on average assets [1]	0.73%	0.69%	0.85%	0.70%	0.68%
Return on average equity [1]	7.18%	6.95%	8.53%	7.40%	6.94%
Net interest margin [2]	3.45%	3.54%	3.43%	3.38%	3.29%
Efficiency ratio [3]	81.14%	81.36%	76.63%	82.09%	81.64%
Overhead ratio 1 4	4.19%	4.28%	4.38%	4.76%	4.40%
Equity to assets	10.11%	10.10%	9.92%	9.84%	9.51%

Asset Quality Data and Ratios:
Charge-offs	$—	$801	$294	$29	$356
Recoveries	3	9	13	8	71
Net loan charge-offs to total loans [1] [5]	—%	0.24%	0.09%	0.01%	0.10%
Allowance for loan losses	11,242	10,939	11,439	10,651	10,067
Allowance for loan losses to total loans [6]	0.84%	0.84%	0.88%	0.88%	0.87%
Nonperforming loans	7,075	7,103	12,846	9,419	9,102
Nonperforming loans to total loans	0.53%	0.54%	0.99%	0.78%	0.79%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale

Exhibit 99.1
Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands)

	Quarterly
	2019	2018	2018	2018	2018
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Goodwill	$18,480	$18,480	$18,480	$18,480	$18,480
Core deposit intangibles	527	550	574	598	622
Total intangibles	19,007	19,030	19,054	19,078	19,102

Total equity	180,872	176,773	170,876	165,795	150,421
Less: Preferred equity	(7,834)	(7,834)	(7,834)	(7,834)	(7,834)
Less: Total intangibles	(19,007)	(19,030)	(19,054)	(19,078)	(19,102)
Tangible common equity	154,031	149,909	143,988	138,883	123,485

Tangible common equity	154,031	149,909	143,988	138,883	123,485
Common shares outstanding (000s)	11,615	11,607	11,537	11,338	10,539
Tangible book value per common share	$13.26	$12.92	$12.48	$12.25	$11.72